Registration No. 333-69089

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________

REX AMERICAN RESOURCES CORPORATION
(Formerly REX STORES CORPORATION)
(Exact name of registrant as specified in its charter)

Delaware		31-1095548
(State or other jurisdiction of		(I.R.S. Employer Identification No.)
incorporation or organization)
2875 Needmore Road
Dayton, Ohio 45414
(Address, including zip code, of principal executive offices)
______________________________________________

1989 Nonqualified Executive Stock Option Plan
(Full title of the plan)
______________________________________________

Stuart A. Rose
Chairman and Chief Executive Officer
REX American Resources Corporation
2875 Needmore Road
Dayton, Ohio 45414
(937) 276-3931
(Name, address and telephone number, including area code, of agent for service)
______________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

     This Post Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-69089) is filed for the purpose of terminating the Registration Statement and deregistering any shares of the registrant’s common stock, $.01 par value, remaining available for issuance upon the exercise of options outstanding under the 1989 Nonqualified Executive Stock Option Plan. As of the date hereof, no shares of the registrant’s common stock remain available for issuance under the Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on June 30, 2010.

REX AMERICAN RESOURCES CORPORATION

By	/s/ Stuart A. Rose
Stuart A. Rose
Chairman of the Board and
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/Stuart A. Rose	Chairman of the Board and Chief	June 30, 2010
Stuart A. Rose	Executive Officer (Principal Executive
Officer)

/s/Douglas L. Bruggeman	Vice President - Finance, Chief Financial	June 30, 2010
Douglas L. Bruggeman	Officer and Treasurer (Principal Financial
and Accounting Officer)

/s/Lawrence Tomchin	Director	June 30, 2010
Lawrence Tomchin

/s/Edward M. Kress	Director	June 30, 2010
Edward M. Kress

/s/Robert Davidoff	Director	June 30, 2010
Robert Davidoff

/s/Charles A. Elcan	Director	June 30, 2010
Charles A. Elcan

/s/David S. Harris	Director	June 30, 2010
David S. Harris

/s/Mervyn L. Alphonso	Director	June 30, 2010
Mervyn L. Alphonso